EXHIBIT 32

In connection with the annual report of Holloman Energy Corporation, (the “Company”) on Form 10-K/A for the year ended December 31, 2008 as filed with the Securities Exchange Commission on the date hereof (the “Report”) Mark Stevenson, the Principal Executive Officer of the Company and Robert Wesolek, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.

September 16, 2009	By:	/s/ Mark Stevenson
Mark Stevenson, Principal Executive Officer

September 16, 2009	By:	/s/ Robert Wesolek
Robert Wesolek, Principal Financial Officer